Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

Sixteenth consecutive quarter of year-over-year profit growth

Highest operating revenue and operating income for any year in Marten’s history

Best operating ratio, net of fuel surcharges, for any year since Marten became a public company

MONDOVI, Wis., January 24, 2023 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 3.2% improvement in net income to $25.5 million, or 31 cents per diluted share, for the fourth quarter ended December 31, 2022, from $24.7 million, or 30 cents per diluted share, for the fourth quarter of 2021 – Marten’s sixteenth consecutive year-over-year increase in quarterly profitability. For the year ended December 31, 2022, net income improved 29.2% to $110.4 million, or $1.35 per diluted share, from $85.4 million, or $1.02 per diluted share, for 2021.

Operating Results Comparison

	Percentage	Percentage	Percentage	Percentage	Percentage
	Increase	Increase	Increase	Increase	Increase
	Three Months	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2022 vs. 2021	2022 vs. 2021	2021 vs. 2020	2020 vs. 2019	2019 vs. 2018

Operating revenue	20.9%	29.8%	11.4%	3.7%	7.1%

Operating revenue, net of fuel surcharges	15.8%	23.1%	8.3%	6.8%	8.6%

Operating income	6.9%	28.3%	19.8%	21.9%	8.7%

Net income	3.2%	29.2%	22.9%	13.8%	11.0%

Operating revenue improved 20.9% to $322.6 million for the fourth quarter of 2022 from $266.9 million for the fourth quarter of 2021. Excluding fuel surcharges, operating revenue improved 15.8% to $269.7 million for the 2022 quarter from $232.9 million for the 2021 quarter. Fuel surcharge revenue increased to $52.9 million for the 2022 quarter from $34.0 million for the 2021 quarter, reflecting significantly higher fuel prices.

Operating revenue improved 29.8% to $1.264 billion for 2022, the highest amount for any year in Marten’s 77-year history, from $973.6 million for 2021. Excluding fuel surcharges, operating revenue improved 23.1% to $1.053 billion for 2022 from $855.9 million for 2021. Fuel surcharge revenue increased to $210.4 million for 2022 from $117.7 million for 2021.

Operating income improved 6.9% to $32.8 million for the fourth quarter of 2022 from $30.7 million for the fourth quarter of 2021. Operating income improved 28.3% to $143.3 million for 2022, the highest amount for any year in Marten’s 77-year history, from $111.7 million for 2021.

Operating expenses as a percentage of operating revenue were 89.8% for the fourth quarter of 2022 and 88.5% for the fourth quarter of 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 87.8% for the 2022 quarter and 86.8% for the 2021 quarter.

Operating expenses as a percentage of operating revenue were 88.7% for 2022 and 88.5% for 2021. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, improved to 86.4% for 2022, the best ratio for any year since Marten became a public company in 1986, from 87.0%.

Executive Chairman Randolph L. Marten stated, “Consistent. Strong. Profitable. Organic Growth.”

“Our talented, disciplined people earned our sixteenth consecutive quarter of year-over-year profit growth, overcoming a freight environment made more challenging with additional pressure from rail service weakness and severe weather. In 2022, we attained our fifth consecutive year with each of our then-highest operating revenue and operating income – and our third consecutive year with our then-best operating ratio, net of fuel surcharges, since Marten became a public company in 1986.”

“Our organic expansion throughout 2022 also provides momentum for continued profitable growth as we began 2023 with 425 more of the industry’s top drivers than we employed at the beginning of 2022.”

Operating Results Since the Pandemic Began – Percentage Increase Over Same Quarter of Prior Year

	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Operating revenue	20.9%	29.1%	41.8%	28.8%	17.4%	16.3%	9.4%	2.0%	4.7%	0.5%	0.1%

Operating revenue, net of fuel surcharges	15.8%	21.8%	32.1%	23.8%	12.5%	12.8%	5.0%	2.5%	8.8%	3.8%	4.7%

Operating income	6.9%	18.5%	43.5%	49.4%	20.0%	16.8%	12.9%	33.1%	36.0%	21.8%	26.6%

Net income	3.2%	20.6%	47.8%	52.9%	26.1%	17.9%	18.1%	31.3%	24.5%	8.8%	19.4%

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$80,600	$56,995
Receivables:
Trade, net	120,702	99,003
Other	7,218	6,971
Prepaid expenses and other	27,320	23,980
Total current assets	235,840	186,949

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,074,832	956,476
Accumulated depreciation	(346,665)	(274,199)
Net property and equipment	728,167	682,277
Other noncurrent assets	1,672	1,464
Total assets	$965,679	$870,690

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,299	$20,150
Insurance and claims accruals	45,747	42,014
Accrued and other current liabilities	41,264	31,395
Total current liabilities	124,310	93,559
Deferred income taxes	137,041	125,163
Noncurrent operating lease liabilities	409	291
Total liabilities	261,760	219,013

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,115,132 shares at December 31, 2022, and 83,034,404 shares at December 31, 2021, issued and outstanding	811	830
Additional paid-in capital	47,188	85,718
Retained earnings	655,920	565,129
Total stockholders’ equity	703,919	651,677
Total liabilities and stockholders’ equity	$965,679	$870,690

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2022	2021	2022	2021

Operating revenue	$322,584	$266,876	$1,263,878	$973,644

Operating expenses (income):
Salaries, wages and benefits	104,722	88,577	390,304	317,962
Purchased transportation	60,599	54,592	249,792	193,221
Fuel and fuel taxes	55,567	36,435	218,571	131,288
Supplies and maintenance	15,180	11,592	55,700	45,459
Depreciation	29,625	25,964	111,014	102,562
Operating taxes and licenses	2,712	2,498	10,763	10,534
Insurance and claims	12,417	10,649	50,513	41,987
Communications and utilities	2,538	2,030	9,177	8,350
Gain on disposition of revenue equipment	(2,957)	(4,436)	(13,379)	(16,295)
Other	9,398	8,298	38,079	26,887

Total operating expenses	289,801	236,199	1,120,534	861,955

Operating income	32,783	30,677	143,344	111,689

Other	(520)	(16)	(827)	(43)

Income before income taxes	33,303	30,693	144,171	111,732

Income taxes expense	7,789	5,963	33,817	26,304

Net income	$25,514	$24,730	$110,354	$85,428

Basic earnings per common share	$0.31	$0.30	$1.35	$1.03

Diluted earnings per common share	$0.31	$0.30	$1.35	$1.02

Dividends declared per common share	$0.06	$0.04	$0.24	$0.66

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$108,565	$91,848	$16,717	18.2%
Truckload fuel surcharge revenue	22,759	14,345	8,414	58.7
Total Truckload revenue	131,324	106,193	25,131	23.7

Dedicated revenue, net of fuel surcharge revenue	87,985	73,928	14,057	19.0
Dedicated fuel surcharge revenue	23,775	14,994	8,781	58.6
Total Dedicated revenue	111,760	88,922	22,838	25.7

Intermodal revenue, net of fuel surcharge revenue	22,863	23,275	(412)	(1.8)
Intermodal fuel surcharge revenue	6,390	4,627	1,763	38.1
Total Intermodal revenue	29,253	27,902	1,351	4.8

Brokerage revenue	50,247	43,859	6,388	14.6

Total operating revenue	$322,584	$266,876	$55,708	20.9%

Operating income:
Truckload	$13,414	$14,750	$(1,336)	(9.1)%
Dedicated	12,877	8,321	4,556	54.8
Intermodal	728	3,328	(2,600)	(78.1)
Brokerage	5,764	4,278	1,486	34.7
Total operating income	$32,783	$30,677	$2,106	6.9%

Operating ratio:
Truckload	89.8%	86.1%
Dedicated	88.5	90.6
Intermodal	97.5	88.1
Brokerage	88.5	90.2
Consolidated operating ratio	89.8%	88.5%

Operating ratio, net of fuel surcharges:
Truckload	87.6%	83.9%
Dedicated	85.4	88.7
Intermodal	96.8	85.7
Brokerage	88.5	90.2
Consolidated operating ratio, net of fuel surcharges	87.8%	86.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2022	2021	2022 vs. 2021	2022 vs. 2021
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$411,448	$346,289	$65,159	18.8%
Truckload fuel surcharge revenue	89,014	50,377	38,637	76.7
Total Truckload revenue	500,462	396,666	103,796	26.2

Dedicated revenue, net of fuel surcharge revenue	336,973	276,883	60,090	21.7
Dedicated fuel surcharge revenue	92,119	52,559	39,560	75.3
Total Dedicated revenue	429,092	329,442	99,650	30.2

Intermodal revenue, net of fuel surcharge revenue	100,452	87,468	12,984	14.8
Intermodal fuel surcharge revenue	29,313	14,777	14,536	98.4
Total Intermodal revenue	129,765	102,245	27,520	26.9

Brokerage revenue	204,559	145,291	59,268	40.8

Total operating revenue	$1,263,878	$973,644	$290,234	29.8%

Operating income:
Truckload	$59,392	$51,032	$8,360	16.4%
Dedicated	50,566	36,395	14,171	38.9
Intermodal	10,639	9,479	1,160	12.2
Brokerage	22,747	14,783	7,964	53.9
Total operating income	$143,344	$111,689	$31,655	28.3%

Operating ratio:
Truckload	88.1%	87.1%
Dedicated	88.2	89.0
Intermodal	91.8	90.7
Brokerage	88.9	89.8
Consolidated operating ratio	88.7%	88.5%

Operating ratio, net of fuel surcharges:
Truckload	85.6%	85.3%
Dedicated	85.0	86.9
Intermodal	89.4	89.2
Brokerage	88.9	89.8
Consolidated operating ratio, net of fuel surcharges	86.4%	87.0%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2022	2021	2022	2021
Truckload Segment:
Revenue (in thousands)	$131,324	$106,193	$500,462	$396,666
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,683	$4,663	$4,898	$4,315
Average tractors(1)	1,763	1,499	1,611	1,539
Average miles per trip	504	515	510	516
Non-revenue miles percentage(2)	11.9%	10.4%	11.1%	10.1%
Total miles (in thousands)	39,303	35,679	149,868	147,192

Dedicated Segment:
Revenue (in thousands)	$111,760	$88,922	$429,092	$329,442
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,925	$3,592	$3,963	$3,377
Average tractors(1)	1,706	1,566	1,631	1,572
Average miles per trip	345	330	341	322
Non-revenue miles percentage(2)	1.1%	1.2%	1.1%	1.0%
Total miles (in thousands)	34,910	32,491	136,310	128,256

Intermodal Segment:
Revenue (in thousands)	$29,253	$27,902	$129,765	$102,245
Loads	7,255	8,102	31,862	32,987
Average tractors	181	152	175	143

Brokerage Segment:
Revenue (in thousands)	$50,247	$43,859	$204,559	$145,291
Loads	25,713	19,345	95,615	66,512

At December 31, 2022 and December 31, 2021:
Total tractors(1)	3,660	3,204
Average age of company tractors (in years)	1.7	1.4
Total trailers	5,753	5,299
Average age of company trailers (in years)	3.9	3.3
Ratio of trailers to tractors(1)	1.6	1.7
Total refrigerated containers	802	634

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2022	2021	2022	2021

Net cash provided by operating activities	$56,268	$43,295	$219,489	$171,204
Net cash (used for) investing activities	(42,542)	(21,592)	(134,958)	(123,734)
Net cash (used for) financing activities	(4,618)	(48,608)	(60,926)	(56,602)

Weighted average shares outstanding:
Basic	81,105	82,983	81,692	82,872
Diluted	81,391	83,420	81,959	83,408

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 96 and 93 tractors as of December 31, 2022 and 2021, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.